____________ __, 2007

Highlands Acquisition Corp.

One Paragon Drive, Suite 125

Montvale, New Jersey 07645

Citigroup Global Markets Inc.

As Representative of the Several Underwriters

388 Greenwich Street

New York, New York 10013

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Highlands Acquisition Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in Section 17 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all shares of Founders’ Common Stock included in the Founders’ Units beneficially owned by him, her or it in accordance with the majority of the votes cast by the holders of the IPO Shares and in favor of an amendment to the Company's Amended & Restated Certificate of Incorporation to provide for the Company's perpetual existence and (ii) vote all other shares of the Company’s Common Stock that may be acquired by him, her or it in the IPO or in the aftermarket in favor of such Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will, as promptly as possible, (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to his shares of Founders’ Common Stock (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that in the event that the Company fails to consummate a Business Combination and the Trust Account is liquidated and distributed, nothing herein shall prevent the undersigned from participating in the Trust Account pro rata with the Company’s public stockholders with respect to any shares of Common Stock purchased by the undersigned as part of the IPO or in the aftermarket.

3. The undersigned understands that the Company may effect a Business Combination with any entity and agrees that, during the period commencing on the closing of the IPO and extending until the Company has entered into a letter of intent, agreement in principle or definitive agreement regarding the Company’s initial Business Combination, he will not participate in the formation of, or become affiliated as an officer, director or stockholder of, any blank check company with a focus on target businesses in the healthcare industry; provided, however, that nothing contained herein shall override a person’s fiduciary obligations to any entity with which he is currently directly or indirectly associated or affiliated or by whom he is currently employed.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Representative that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow all of his Founders’ Units (and underlying securities) until one year after the consummation by the Company of a Business Combination subject to the terms of an Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. [Intentionally Omitted]

9. The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided that nothing herein shall be construed as providing a right of the undersigned to any position if removed by proper corporate action. The undersigned further agrees to sign all documents necessary or in connection with the IPO. The undersigned’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s NASD and Director and Officer Questionnaires furnished to the Company and the Representative and annexed as Exhibit B hereto are true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a Director of the Company and hereby consents to being named in the registration statement as such.

11. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

12. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders, the undersigned hereby agrees to vote against such proposal except in connection with a Business Combination to give the Company perpetual existence. This paragraph may not be modified or amended under any circumstances.

13. [Intentionally Omitted]

14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

15. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the longest applicable lock-up period and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

17. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Founders’ Common Stock” shall mean all of the shares of Common Stock of the Company included in the Founders’ Units acquired by an Insider prior to the IPO; (iv) “Founders’ Units” shall mean all of the units acquired by an Insider prior to the IPO; (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (vi) “Sponsors’ Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vii) “Co-Investment Units” shall mean the units that will be sold privately by the Company in connection with its Business Combination; and (viii) “Trust Account” shall mean the Trust Account into which a portion of the net proceeds of the Company’s IPO will be deposited.

18. The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

Leslie D. Michelson Print Name of Insider

Signature